UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 15, 2004

(Date of Report)

ITRON, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2818 N. Sullivan Road, Spokane, WA 99216

(Address of Principal Executive Offices, including Zip Code)

(509) 924-9900

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

On July 1, 2004, Itron, Inc. (Itron) completed the acquisition of Schlumberger’s Electricity Metering Products Business (SEM).

The SEM acquisition includes Schlumberger’s electricity meter manufacturing and sales operations in the United States and the electricity meter operations of certain foreign affiliates of Schlumberger in Canada, Mexico, Taiwan and France. By adding electricity meter manufacturing and sales to our existing portfolio of meter data collection technologies and software and consulting solutions, we will be able to offer customers a highly integrated suite of products and services for measuring, gathering, delivering, analyzing and applying electricity usage data.

The purchase price for SEM was $248 million and is subject to post closing working capital adjustments. Itron used proceeds from a new $240 million senior secured credit facility and $125 million in senior subordinated notes to finance the acquisition, pay related fees and expenses, and repay approximately $50.2 million of outstanding Itron debt under an existing credit facility. Schlumberger will indemnify Itron for certain obligations over various time frames following the acquisition date.

SEM uses its assets (including plant, equipment or other physical property) to manufacture and sell electricity meters to utility companies. Itron intends that SEM will continue to use assets for the same purposes following the acquisition.

Itron is not affiliated with Schlumberger or any of its affiliates, directors, officers or any associates of any director or officer. Itron’s past business transactions with SEM consisted of royalties received from shipments of solid state electricity meters with Itron’s AMR technology embedded.

The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated Purchase Agreement attached hereto as Exhibit 2.1, which is incorporated by reference.

On July 1, 2004, Itron issued a press release announcing the SEM acquisition. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Itron obtained its new $240 million credit facility through a Credit Agreement dated December 17, 2003 by and among Itron, Inc., Bear Stearns Corporate Lending Inc. as Syndication Agent, Wells Fargo Bank, National Association, as Administrative Agent and the lenders who are, or may from time to time become parties to the Credit Agreement. The Credit Agreement consists of (i) a $55,000,000 five-year senior secured revolving credit facility and (ii) a $185,000,000 seven-year senior secured term loan. The Credit Agreement and subsequent amendments are attached hereto as Exhibits 4.1 through 4.4 and are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial statements of businesses acquired.

To be filed by amendment not later than 60 days from the date of this Report

(b)	Pro forma financial information.

To be filed by amendment not later than 60 days from the date of this Report.

(c)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
2.1	Amended & Restated Purchase Agreement dated July 1, 2004, buy and among Itron, Inc., Itron Canada, Inc., Itron France and Schlumberger Electricity, Inc., Schlumberger Technology Corporation, Schlumberger Canada Limited, BVI Holdings Limited, Axalto S.A., Schlumberger B.V.

4.1	Credit Agreement, dated December 17, 2003, by and among Itron, Inc. and Bear Stearns Corporate Lending Inc. as Syndication Agent and Wells Fargo Bank, National Association, as Administrative Agent.

4.2	First Amendment to Credit Agreement, dated March 15, 2004, by and among Itron, Inc. and Bear Stearns Corporate Lending Inc. as Syndication Agent and Wells Fargo Bank, National Association, as Administrative Agent.

4.3	Second Amendment to Credit Agreement, dated May 14, 2004, by and among Itron, Inc. and Bear Stearns Corporate Lending Inc. as Syndication Agent and Wells Fargo Bank, National Association, as Administrative Agent.

4.4	Third Amendment to Credit Agreement, dated June 30, 2004, by and among Itron, Inc. and Bear Stearns Corporate Lending Inc. as Syndication Agent and Wells Fargo Bank, National Association, as Administrative Agent.

99.1	Press release dated July 1, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

Dated: July 15, 2004	By:	/s/ DAVID G. REMINGTON
David G. Remington
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Amended & Restated Purchase Agreement dated July 1, 2004, buy and among Itron, Inc., Itron Canada, Inc., Itron France and Schlumberger Electricity, Inc., Schlumberger Technology Corporation, Schlumberger Canada Limited, BVI Holdings Limited, Axalto S.A., Schlumberger B.V.

4.1	Credit Agreement, dated December 17, 2003, by and among Itron, Inc. and Bear Stearns Corporate Lending Inc. as Syndication Agent and Wells Fargo Bank, National Association, as Administrative Agent.

4.2	First Amendment to Credit Agreement, dated March 15, 2004, by and among Itron, Inc. and Bear Stearns Corporate Lending Inc. as Syndication Agent and Wells Fargo Bank, National Association, as Administrative Agent.

4.3	Second Amendment to Credit Agreement, dated May 14, 2004, by and among Itron, Inc. and Bear Stearns Corporate Lending Inc. as Syndication Agent and Wells Fargo Bank, National Association, as Administrative Agent.

4.4	Third Amendment to Credit Agreement, dated June 30, 2004, by and among Itron, Inc. and Bear Stearns Corporate Lending Inc. as Syndication Agent and Wells Fargo Bank, National Association, as Administrative Agent.

99.1	Press release dated July 1, 2004.